EXHIBIT 10.1
WEBSITE DEVELOPMENT AGREEMENT

AGREEMENT made August 21, 2005 by and between EconoShare, Inc. (hereinafter referred to as the "Customer" with its offices at 1510 51 St. Brooklyn, NY 11219, and Softcode Design and Development, a Division of the Hyett Group Ltd. (hereinafter referred to as the "Developer" with its office at 1510 51 St. Brooklyn, NY 11219.

WHEREAS the Developer has been commissioned to create and design the EconoShare website and transaction infrastructure and supply the architecture for the layouts of the website including the original artwork.

WHEREAS the parties agree the reproduction or the original artwork may be used in graphic programs, software, merchandise, adjuncts, packaging, books, advertising, promotional items, corporate identity items, or manuals of the Customer,

IT IS AGREED AS FOLLOWS:

Customer agrees to pay a fee for the artwork and the transaction infrastructure and website development as follows:

1. Fees and Delivery Schedule.

A. The contract price, unless modified in writing by the parties, consists of the estimate provided to the Customer. Features and/or functions requested by the Customer and priced separately) plus overage will be separately negotiated.

B. "Overage" is defined as time spent on new elements or requirements introduced into the project by the Customer during the development and/or testing and revision periods and/or after completion of the project that have not been estimated in section 1d of this contract as part of the original project or an option for the project. No Overage work will be undertaken unless first negotiated between the parties and agreed to in writing. Overage time work will be billed at $25.00 per hour in half hour increments. At the option of the Developer the fees for any overage can be paid in shares of Common Stock of EconoShare, Inc. in lieu of cash. Developer shall invoice Seller for outside expenses related to the website developments.

C. Fee compensation payable to the Developer for the initial website design and transaction infrastructure with simple basic features excluding "Overage" or special features shall be the sum of $7,500 payable in 150,000 shares of Common Stock $.0001 par value of EconoShare, Inc. and an aggregate of 600,000 Common Stock Purchase Warrants as follows:

150,000  Series  A  Warrants  exercisable  @  $0.25 per Share,  150,000 Series B
Warrants  exercisable  @  $0.50   per  Share,  150,000  Series  C  Warrants
exercisable  @  $1.00  per  Share, one  150,000 Series D  Warrant exercisable at
$1.50.   Each  Warrant  is  exercisable  into  one  share  of  Common  Stock.

EconoShare, Inc. has the option to "call" all the Warrants presently outstanding and included in the Units (the "Warrant Call"). EconoShare, Inc. may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable. Warrants are valid until August 1, 2010. Warrants are Callable by the Buyer at anytime.

D. Developer shall also provide hosting services to Customer for a cost of $100 monthly. In the event the website traffic demands a dedicated server, the hosting costs will be renegotiated between the parties.

All of the shares underlying the Series A Units are "Restricted Securities" as the term is defined in rule 144 under the Securities Act. The Company relied on exemption 4.2 of the Securities Act of 1933 and Regulation D promulgated thereunder.

E. All delivery dates depend on the timeliness of the delivery of materials and information by the Customer. In the event materials are not timely delivered by the Customer, then the following delivery dates are automatically extended by the number of days in which the Customer materials are late. In the event the Developer becomes unable to deliver the site on the completion date because of events outside the control of the Developer, or If the Customer, after the execution of this agreement, orders options or creates the necessity for overages, then the Developer shall give reasonable assurance of the new completion date and shall fix such date on a reasonable basis. All payments are non-refundable except in the case of breach by the Developer.

F. This site will be programmed using PHP, ASP 2.0, JavaScript 1.2, Visual Basic 6.0, and HTML 4.0, which will allow this website component to be compatible with the following browsers and versions: Netscape Navigator/Communicator 4.7 and newer, Microsoft Internet Explorer 4.0 and newer, and AOL 4.0 and newer. The Customer recognizes that because of variations in software, programming languages, and technologies that it cannot be assumed that the site will be compatible with alternate servers, earlier versions of software, or technologies or versions of software which had not been released to the public at the time of this contract. Any change in: the hosting facility including to a facility running the same software as the original server, programming languages and versions as specified, server platform (or newer or older versions of the original platform), installed server software, or newer or older versions of installed server software; or other changes by the Customer to the above specifications may cause the site to require modifications, testing, or setup at additional expense to the Customer.

G. This estimate is based upon the Customer providing the materials needed to develop the site as follows: Text must be given to us already typed in any of the following formats: WordPerfect (.wpd), Microsoft Word or WordPad (.doc), ASCII text (.txt), or Rich Text Format (.rtf). Text can also be pasted into an email, but please note it will most likely lose its formatting. For files with a lot of bolding, underlining, italics, or tables, please use WordPerfect or Microsoft Word/WordPad formats.

H. This contract does not provide maintenance or upgrades. Accordingly, no additional fee will be charged to the Customer for such purposes unless the Customer details the changes or new functions and both of the parties approve in writing the new work as an option.

I. Customer has the responsibility of timely providing technical and other information and documentation as needed by the Developer and to test the product provided and make written comments to the Developer within reasonable time periods as indicated by Developer. The failure to provide such timely written information, or test the product, or provide written comment on the tested produce within those time periods may cause a delay in the completion of the project both with regard to the completion date and possible interference with other contractual obligations of the Developer.


2. Reproduction rights.

The Reproduction Rights set forth herein in this Section 2 to the Customer shall take place and be effective only upon payment in full by the Customer under the terms and time periods of this Agreement.

The services provided by Developer under this agreement (the "Services") and all materials, products, and modifications developed by or prepared for Customer by Developer under this agreement and are the property of the Customer, and all right, title, and interest therein shall vest in Customer and shall be deemed a "work made for hire" made in the course of the services rendered hereunder. To the extent that title to any such works may not vest in Customer by operation of law, or such works may not be considered works made for hire, all right, title, and interest therein are hereby irrevocably assigned to Customer exclusively throughout the world. All such material shall belong exclusively to Customer and Customer shall have the right to obtain and hold in Customer's own name copyrights, patents, and trademark registrations, and any other form of protection appropriate to the subject matter, and any extensions and renewals thereof, except for the trademark, logo, or identification of the Developer or any archival photos, artwork, audio, or video which are in the public domain or any licensed software within the Website. Developer agrees to give Customer and any person designated by Customer any reasonable assistance required to perfect the rights defined in this section upon payment of all fees hereinabove set forth.


3. Developer's warranties.

The Developer represents as follows:

That the Developer warrants that the website it has installed pursuant to the specifications in section 1d shall be free of defects in workmanship for six-months from the date of the final invoice under this contract. If any failure to conform to this warranty becomes apparent during a period of six months after date of final invoice, Developer shall, upon prompt written notice of the defect from the Customer, repair the website to make it conform to the terms of this contract. Correction in the manner provided herein shall constitute a fulfillment of all liabilities of Developer with respect to the quality of its services and this contract. In the event of options or upgrades subsequent to the final invoice under this contract, each such option or upgrade shall have its own separate six-month warranty from invoice under these same terms. This warranty shall not be extended, altered, or varied except by a written instrument signed by both parties and no such instrument shall be deemed to be a modification of this warranty unless such writing specifically indicates that it is a modification of the warranty. This warranty is exclusive and in lieu of and the Customer waives all other warranties, express or implied, including the warranty of merchantability and fitness for purpose. The obligation of the Developer, whether by this warranty, or contract, or any claim of negligence, is limited to the terms of this warranty, and there is no right of consequential damage to Customer or any third-party. If complete payment of any invoice is not made pursuant to the terms of this agreement and within thirty (10) days after a written notice has been sent to the Customer, the obligation of the Developer under this warranty is void, while the limitations on the liability of the Developer still control. In the event the Customer modifies or alters its Website using a company or service other than the Developer, this portion of the warranty is void.

If the World-Wide Website content developed or used in connection with the development of the Website by Developer becomes the subject of a claim of infringement or misappropriation of a patent, copyright, trademark, or proprietary right of any third party, or if a temporary restraining order or other injunctive relief is entered against the use of part of all of such content, Developer, in addition to its obligations set forth above, shall use its best efforts to either

i promptly replace such content with compatible non-infringing content; or

ii promptly modify the content to make it non-infringing without materially impairing the ability to use the content as intended; or

iii promptly protect Customer's right to continue using the content; or

iv if none of the foregoing alternatives is reasonably available to Developer, promptly pay to Customer all of the monies paid and costs and expenses incurred by Customer to the Developer.

This section shall apply only to materials provided by Developer and not to materials provided by Customer, who is solely responsible for its inclusion in the site.

That the Developer will create the original artwork and Website except for artwork supplied by the Customer;

 That the Developer has the full and unrestricted right to make this agreement;

 That the artwork will not infringe upon any copyright or trademark;

That it contains no matter contrary to the law;

That the Developer will indemnify and hold harmless the Customer from any and all claims arising there from, including reasonable legal fees.

4. Customer's Warranties.

The Customer represents as follows:

That all artwork, design, logos, likenesses, or photos or persons as supplied by the Customer are with proper permission;

That any artwork supplied by the Customer does not infringe on any copyright or trademark;

That the Customer will indemnify and hold harmless the Developer from any and all claims arising there from, including legal fees.

That the Customer gives permission to the Developer to refuse at any time to print or place on the Internet any copy, photograph, or illustration of any kind that in the Developer's sole discretion it believes is an invasion of privacy, degrading, libelous, unlawful, obscene, pornographic, in bad taste, or which in the sole judgment of the Developer is an infringement on a trademark or copyright belonging to others, without Developer having any affirmative obligation to review the website for such infringement.

5. Confidentiality.

This Agreement creates a confidential relationship between Customer and Developer. Information concerning Developer's and Customer's business affairs, vendors, finances, properties, methods of operation, computer programs, employees, documentation, and other such information whether written, oral, or otherwise, is confidential in nature. Developer, Customer, and employees and Developers of both will adhere fully to this confidentiality agreement. Customer and Developer will not disclose any confidential information to third parties without prior written consent of the other party except as may be required by law.

6. Governing Law.

This agreement shall be binding upon the heirs and assigns of the parties and shall be governed by and interpreted according to the laws of the State of New York. Any dispute arising out of this agreement shall be settled via arbitration or mediation.

7. Entire Agreement.

 This agreement represents the full understanding between the parties and there is no other agreement, oral or written, between them, and that this agreement may not be modified without an agreement in writing signed by the party to be charged.

8. Breach or Cancellation.

In the event of any uncured default in payment within ten (10) business days after notice by the Developer, the Customer shall be deemed to be in default under this contract. Upon such contract default, or if the Customer gives notice of cancellation of the contract without any default of the Developer, the Developer is immediately entitled to all payments previously made and to invoice for all work including overage and options ordered by the Customer to the date of cancellation or breach. There shall be no right to a refund to any payments already made. Developer shall be entitled to reasonable legal fees in the event the services of an attorney are necessary for collection. Consequential or third-party damages are prohibited.

 In the event of any uncured default by the Developer within five business days of notice by the customer concerning the delivery schedule, the Developer shall be deemed in default under the contract and the Customer shall be entitled to a refund of payments made at which time the contract is cancelled, the work is deemed that of the Developer, without any warranties by the Developer.

The Customer shall be entitled to reasonable legal fees in the event the services of an attorney are necessary for collection. Consequential or third-party damages are prohibited.

10. Notices.

All notices, necessary, or required writings or documents under this agreement shall be delivered personally or fax received or email delivered, or mailed by certified mail, postage prepaid addressed to the Developer and Customer at the addresses set forth herein, the use of any of which may be deemed to be a writing signed by the party to be charged.


ACCEPTED AND AGREED:


DEVELOPER   BY:  Softcode Design & Development,
                 a Division of The Hyett Group, Ltd.)
                 /S/ Ethel Schwartz V.P.


CUSTOMER:

                    BY: EconoShare, Inc. /s/ Hyman Schwartz